Exhibit 10.1

DEBT SETTLEMENT AND RELEASE AGREEMENT

This Debt Settlement and Release Agreement (this “Agreement”) is made and entered into on October 25, 2020 by and among TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Titan”), L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A., a company organized and existing under the laws of Italy (“Molteni”), HORIZON CREDIT II LLC (“Horizon” and, together with Molteni, the “Lenders”) and Molteni as collateral agent (“Collateral Agent”) for the Lenders. Collateral Agent and Lenders are sometimes referred to herein individually as a “Creditor Party” and collectively as the “Creditor Parties.”

WHEREAS, Titan and Creditor Parties are parties to that certain Amended and Restated Venture Loan and Security Agreement dated as of March 21, 2018, as amended by agreements dated September 10, 2019 and March 12, 2020 (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement or on Annex 1 hereto;

WHEREAS, pursuant to the Loan Agreement, Titan issued in favor of (1) Horizon an Amended and Restated Secured Promissory Note dated March 21, 2018 in the principal amount of $1,600,000 (the “Horizon Note”) and (2) Molteni a Secured Promissory Note dated March 21, 2018 in the principal amount of $2,400,000 (the “Molteni Note” and together with the Horizon Note, each a “Note” and collectively the “Notes”);

WHEREAS, pursuant to (1) Section 2.2(g)(i) of the Loan Agreement, Titan agreed to pay to Horizon a payment in the amount of Five Hundred Seventeen Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($517,739) (the “Horizon Final Payment”) and (ii) Section 2.2.(g)(ii) of the Loan Agreement, Titan agreed to pay to Molteni a payment in the amount of Six Hundred Fifty Thousand Seven Hundred Sixty-One and 00/100 Dollars ($650,761) (the “Molteni Final Payment”, and together with the Horizon Final Payment, each a “Final Payment” and collectively, the “Final Payments”). The outstanding principal amounts under each Note, the outstanding amount of each Final Payment, all accrued and unpaid interest payable by Titan to Horizon and Molteni, and all other Obligations (as defined in the Loan Agreement) payable or owed to any Creditor Party are collectively referred to herein as the “Obligations”.

WHEREAS, Titan has informed Creditor Parties of Titan’s inability, due to financial constraints and other obstacles, to continue its current operations and satisfy all of its Obligations to Creditor Parties under the Loan Agreement and the other Loan Documents (other than the Warrant); and

WHEREAS, Titan and Creditor Parties believe it is in their mutual best interests to settle all of Titan’s Obligations to Creditor Parties under the Loan Agreement and the other Loan Documents (other than the Warrant) on the terms and subject to the conditions set forth in this Agreement in order, among other things, to spare Creditor Parties the time, expense and uncertainty of exercising their rights and remedies under the Loan Agreement, the other Loan Documents and applicable law; and

WHEREAS, Titan intends to issue equity in a financing (the “Equity Financing”), a portion of the proceeds of which shall be used to make the payments and deliver the assets expressly set forth in Section 1(a) below (such payments and assets collectively, the “Settlement Consideration”) in exchange for Creditor Parties’ release of their security interests in and liens on all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged with the intent to be legally bound hereby, it is hereby agreed in full and final settlement of all Obligations under the Loan Agreement and the other Loan Documents (other than the Warrant):

1.            Delivery of Settlement Consideration.

(a)           On the date that the Equity Financing is consummated (the “Closing Date”) and effective immediately following the consummation of the Equity Financing:

(i)            Titan shall pay Horizon One Million Four Hundred Thousand Dollars ($1,400,000) if the Closing Date is prior to November 1, 2020 or One Million Four Hundred Twelve Thousand Six Hundred Sixty-Seven Dollars ($1,412,667) if the Closing Date is on or after November 1, 2020 via wire transfer or ACH as per instructions provided by Horizon to the Company at least two business days prior to the Closing Date.

(ii)           Titan shall pay Molteni Two Hundred Thousand Dollars ($200,000) if the Closing Date is prior to November 1, 2020 or Two Hundred Nineteen Thousand Dollars ($219,000) if the Closing Date is on or after to November 1, 2020 via wire transfer or ACH as per instructions provided by Molteni to the Company at least two business days prior to the Closing Date.

(iii)           With the exception of payment of the invoice in respect of products to be delivered to Molteni pursuant to purchase order number 4500007147 (the “Pending Invoice”), Titan hereby disclaims any and all of its rights and entitlements under the Asset Purchase, Supply and Support Agreement by and between Titan and Molteni dated March 21, 2018, as amended by agreements dated August 3, 2018 September 10, 2019 and July 13, 2020, including any and all invoices issued or to be issued in connection with the Molteni APA (collectively, the “Molteni APA”), and hereby discharges and releases Molteni from any further payment obligations under the Molteni APA (including pursuant to Sections 7.1(b) and 7.2 therein) that have accrued prior to the Closing Date or may accrue in the future;

(iv)          Titan shall deliver to Molteni an invoice setting forth the value of and a bill of sale, substantially in the form attached hereto as Exhibit A transferring all of Titan’s right, title and interest in and to the following assets:

(1)            All fixtures, equipment and other assets owned by Titan, which are located at facilities owned or leased by DPT Laboratories, Inc. (“DPT”), including, but not limited to all fixtures, equipment and other assets listed on Exhibit B hereto (collectively, the “Product Equipment”);

(2)            All inventory of EVA (as defined in the Molteni APA) and active pharmaceutical ingredients, in each case that are unexpired, wherever located, each at the fair value of such inventory component;

(3)            All Know-how, Regulatory Documents, Data and Intellectual Property Related Documentation related to the Product and the Product Intellectual Property (as defined below), in each case, in the Product Territory; and

(4)            the Facilities and Equipment Agreement, dated January 10, 2014, by and between Titan and DPT (the “Equipment Agreement”); provided, that (I) Titan represents and warrants to Molteni that the Project (as defined in the Equipment Agreement) has been completed and no further payments are due to DPT other than the Maintenance Fees when accrued (as defined under the Equipment Agreement) and (II) the assignment of the Equipment Agreement shall expressly exclude, and Molteni will not assume and will not be obligated to assume or be obliged to pay, perform or otherwise discharge or in any other way be liable or responsible for, any liabilities under the Equipment Agreement arising prior to the Closing Date, including any payment obligations to DPT.

(v)          Titan shall deliver to Molteni intellectual property assignment agreements in the forms set forth on Exhibit C transferring all of Titan’s right, title and interest in and to the following assets (the “Product Intellectual Property”):

(1)            All patents and patent applications for the Product in the Product Territory, including those listed on Exhibit D hereto, together any and all divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reversions, reexaminations, reissues, additions or supplementary protection certificates and the like, of or to any of the foregoing items, and all rights and priorities afforded under any applicable law with respect thereto;

(2)            All right, title and interest in and to the “PROBUPHINE” trademark in the Product Territory, together with all goodwill associated therewith, including (I) any trademark registrations and applications therefor in the Product Territory, including those listed on Exhibit E, and (II) the exclusive right to register the “PROBUPHINE” trademark in any jurisdiction or territory in the Product Territory; and

(3)            Any other intellectual property rights and ancillary rights embodied in, or appurtenant to, the Product in the Product Territory, including (I) the right to file a registration dossier for the Product in any jurisdiction or territory in the Product Territory, and (II) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable, and any and all claims and causes of action with respect to any of the foregoing against a third party, whether accruing before, on, or after the date hereof, including for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach or default, in each case, with respect to any and all of the foregoing.

(vi)         Subject to receipt of the Ordered Products in accordance with the applicable purchase order and terms thereof, Molteni shall make payment to Titan the amount set forth in the Pending Invoice.

(vii)        Titan shall (x) pay all reasonable fees and expenses, including expenses incurred by Collateral Agent (“Lenders’ Expenses”) prior to the Closing Date up to $25,000 in the aggregate and (y) pay all Lender’s Expenses incurred in connection with the enforcement or attempt to enforce any of the obligations hereunder not performed by Titan when due.

(viii)       Titan shall provide each Lender with a solvency certificate, in form and substance reasonably satisfactory to the Collateral Agent, dated as of the Closing Date, as to the solvency of Titan as of the Closing.

(b)           Subject to Section 6 below, each Creditor Party acknowledges and agrees that effective on the Closing Date, but only after and subject to the receipt by Molteni and Horizon of the full amount of all Settlement Consideration set forth in Section 1(a), all Obligations of Titan to Creditor Parties under the Loan Agreement and the other Loan Documents (other than the Warrant) shall be deemed satisfied and paid in full and no further amount or obligation will be owed, due or payable by Titan to any Creditor Party thereunder (other than the indemnity obligations set forth in Section 10.3 of the Loan Agreement). Each Creditor Party represents and warrants to Titan that no other person or entity has or has had any interests in the claims, demands, obligations, causes of action or matters referenced in this Agreement; that it has the sole right and exclusive authority to execute this Agreement and to deliver and receive the consideration specified herein and that it has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of or interest in any claim, actions, demands, causes of action, damages, fees, costs and liabilities of any kind whatsoever, which is or which purports to be released or discharged herein.

2.            Release of Security Interest and Lien. Subject to Section 6 below, each Creditor Party, effective on the Closing Date, but only after and subject to the receipt by Molteni and Horizon of the full amount of all Settlement Consideration set forth in Section 1(a), hereby (a) releases all security interests and liens which Titan may have granted to Creditor Parties under the Loan Agreement and the other Loan Documents (other than the Warrant), (b) acknowledges that the Loan Agreement and the other Loan Documents (other than the Warrant) are terminated and that Titan has no further Obligations to any Creditor Party thereunder (other than the indemnity obligations set forth in Section 10.3 of the Loan Agreement), (c) authorizes Titan (or its agents, designees or representatives), at Titan’s sole expense (including, but not limited to, fees and expenses of counsel to each of the Lenders and the Collateral Agent), to file or register, as applicable, in the appropriate filing office UCC-3 termination statements terminating all UCC-1 financing statements filed by one or more of the Creditor Parties in connection with the Loan Agreement and the other Loan Documents (other than the Warrant), (d) acknowledges that it shall deliver to Titan all such executed documentation as shall be reasonably requested by Titan and necessary to terminate all intellectual property security interest filings made by one or more of the Creditor Parties with respect to Titan’s patents, trademarks and other intellectual property, if any, each in a form approved by Titan for filing in the United States Patent and Trademark Office or similar recording office, including without limitation the forms of releases attached hereto as Exhibit F, (e) acknowledges that it shall deliver to Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, California 95054 all such documentation as shall be reasonably requested by Titan and necessary to terminate any and all deposit account control agreements to which Titan and any Creditor Party are a party and (f) acknowledges that it shall, at Titan’s sole expense, take all such additional actions which are reasonably requested by Titan and necessary to evidence the release of Creditor Party’s security interest and liens in the Collateral. The provisions of this paragraph shall remain in full force and effect regardless of any termination of the Obligations owing under the Loan Agreement and the other Loan Documents.

3.            General Release.

(a)           Effective on the Closing Date, but only after and subject to the receipt by Molteni and Horizon of the full amount of all Settlement Consideration set forth in Section 1(a), and in consideration of the parties agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (w) subject to Section 6 below, Titan fully and forever releases and discharges each Lender, and each of their respective (where applicable) agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant), including any actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant), (x) subject to Section 6 below, each of Creditor Parties fully and forever releases and discharges Titan and its agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant), including any actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant), provided that the foregoing releases do not release (1) any Creditor Party or Titan from enforcing its respective rights under this Agreement, (2) Titan from its obligations under Section 10.3 of the Loan Agreement to the extent such obligations survive termination of the Loan Agreement or (3) Titan or Molteni from its obligations under the Warrant and (y) subject to Section 6 below, the Lenders fully and forever release and discharge each other, and each of their respective (where applicable) agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant), including any actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant) and (z) each Lender fully and forever releases and discharges the Collateral Agent and its (where applicable) agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement arising out of or related to the Loan Agreement and the other Loan Documents (other than the Warrant) or such Lender’s relationship with Titan, including any actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever pursuant to the Loan Agreement and the other Loan Documents (other than the Warrant) or such Lender’s relationship with Titan.

(b)           Except as otherwise set forth herein, (x) Titan fully and forever releases and discharges Molteni and its (where applicable) agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement arising out of or related to the Molteni APA and (y) Molteni fully and forever releases and discharges Titan and its (where applicable) agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement arising out of or related to the Molteni APA.

(c)           It is expressly agreed that the claims released pursuant to this Agreement include all claims against individual employees, management consultants, directors and officers of the parties whether or not such employees were acting within the course or scope of their employment. For the avoidance of doubt, nothing set forth in this Agreement shall affect Molteni’s rights as an equityholder of Titan. The provisions of this paragraph shall remain in full force and effect regardless of any termination of the Obligations owing under the Loan Agreement and the other Loan Documents.

4.            Additional Covenants

(a)           Effective as of the date hereof, Titan hereby acknowledges and agrees that (i) Titan no longer holds the exclusive right to manufacture and supply the Semi-Finished Product in the Territory for Molteni (in each case, as defined in the Molteni APA), (ii) Molteni is hereby entitled to exercise any of its rights and remedies under Section 6.2 of the Molteni APA, and (iii) a “Conversion Event” has occurred for the purposes of Section 2.13 of the Manufacturing Agreement, by and among Titan, DPT and Molteni, dated August 2, 2013 and as amended on July 13, 2020 (the “DPT Agreement”). Titan shall not contest Molteni’s delivery of a Conversion Notice (as defined in the DPT Amendment) to DPT.

(b)          Titan hereby represents, warrants and covenants that it has not granted, and shall not grant prior to the Closing Date, any right to any person to use the Product Equipment. Titan acknowledges and agrees that Molteni shall have no obligation to allow any other person to use the Product Equipment (other than DPT for the benefit of Molteni, and, subject to this Section 4(b), for the benefit of Knight Therapeutics Inc. (“Knight”) on behalf of Titan), and Molteni shall have no obligation to use the Product Equipment on behalf of, or for the benefit for, any other person other than Titan on behalf of Knight, subject to this Section 4(b). The Product Equipment may be used by DPT on behalf of Knight solely as necessary for Titan to fulfill its obligations under the Distribution and Sublicense Agreement by and between Titan (as assignee of Braeburn Pharmaceuticals, Inc.) and Knight, dated February 1, 2016 as amended by agreement dated August 2, 2018 (the “Knight Agreement”); provided, that (i) any such use of the Product Equipment does not affect DPT’s ability to perform its obligations for Molteni under the DPT Agreement following the “Conversion Event” thereunder, (ii) neither Knight nor Titan shall be permitted to have DPT use the Product Equipment to produce more than one batch of the Product for Knight per calendar year; provided, further, that if Titan wishes to have DPT use the Product Equipment to produce more than one batch of the Product for Knight in any one year period, Molteni and Titan shall discuss a separate agreement for such purchase on a case-by-case basis, (iii) nothing in this Agreement shall obligate Molteni to maintain the upkeep of, or continue to own or control, the Product Equipment, and Molteni shall be permitted to sell, abandon or fail to maintain the Product Equipment with no liability in any respect to Titan or Knight, (iv) THE PRODUCT EQUIPMENT IS MADE AVAILABLE TO KNIGHT AND TITAN ON AN “AS IS” BASIS, MOLTENI MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, IN CONNECTION WITH THE PRODUCT EQUIPMENT AND MOLTENI EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MOLTENI MAKES NO GUARANTY THAT THE PRODUCT EQUIPMENT SHALL MEET TITAN’S OR KNIGHT’S REQUIREMENTS, OR THAT THE PRODUCT EQUIPMENT SHALL BE ERROR FREE, and (v) Titan hereby forever releases and discharges Molteni from any liability to DPT, Titan, Knight or any third party arising from the use of the Product Equipment to perform Titan’s obligations under the Knight Agreement or Knight’s use of any proceeds from the Product Equipment, and Titan shall defend, indemnify and hold Molteni harmless from any claims, damages, liabilities, penalties, fees, costs and expenses (including reasonable attorneys’ fees) arising from any claim made in connection with the foregoing.

(c)           Titan hereby acknowledges and agrees that (i) Molteni, on January 20, 2020 has delivered the purchase order nr. 4500007147 to Titan in accordance with the terms of the DPT Agreement and (ii) Titan has accepted such purchase order delivered by Molteni in accordance with the terms of the DPT Agreement and shall, or shall cause DPT, to perform its obligations under such purchase orders as specified therein (the “Ordered Products”).

(d)           Titan shall provide Molteni prior written notice of any sale, assignment, transfer, granting or licensing of the right to make, have made, sell, commercialize, market, manufacture or develop the Product, or any intellectual property associated therewith, in the United States or Canada, to a third party.

(e)            Except with respect to the Knight Agreement, any agreement with a third party relating to the sale, assignment, transfer, granting or licensing of the right to make, have made, sell, commercialize, market, manufacture or develop the Product, or any intellectual property associated therewith in any jurisdiction outside of the Product Territory shall expressly require that such third party (i) acknowledge and agree that it has no right to use the Product Equipment, or to cause DPT or Molteni to use the Product Equipment for its benefit, and (ii) covenant that it shall not (A) challenge the validity or enforceability of any of the Product Intellectual Property in the Product Territory, (B) otherwise interfere with or dispute Molteni’s rights in any of the Product Intellectual Property, or Molteni’s right to make, have made, sell, commercialize, market, manufacture or develop the Product, in the Product Territory, or (C) file, apply for or seek to register any intellectual property rights or other rights in the Product in the Product Territory or that otherwise conflict with the Product Intellectual Property. Effective upon the Closing Date, Titan shall not (W) make, have made, sell, commercialize, market, manufacture or develop the Product anywhere in the Product Territory, (X) challenge the validity or enforceability of any of the Product Intellectual Property in the Product Territory, (Y) otherwise interfere with or dispute Molteni’s rights in any of the Product Intellectual Property, or Molteni’s right to make, have made, sell, commercialize, market, manufacture or develop the Product, in the Product Territory, or (Z) file, apply for or seek to register any intellectual property rights or other rights in the Product in the Product Territory or that otherwise conflict with the Product Intellectual Property.

(f)            Each of Titan and Molteni shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the transactions contemplated by this Agreement, including the delivery of the Conversion Notice. If, at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, including effectuating the “Conversion Event” under the DPT Agreement or the assignment of the Product Intellectual Property, upon the request of Molteni, Titan shall promptly execute any documents, and take any actions reasonably required to give Molteni or its designee or assignee the full benefit of this Agreement, and the transactions and assignments contemplated by this Agreement, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, perfect or record the assignment of the Product Intellectual Property in any applicable filing jurisdictions in the Product Territory to Molteni or its designees or assignees. Titan hereby irrevocably grants Molteni power of attorney to execute and deliver any of the documents referenced in this Agreement on Titan’s behalf in its name and to do all other lawfully permitted acts necessary to exercise the “Conversion Event” under the DPT Agreement or transfer the Product Intellectual Property to Molteni or its designee or assignee, to further the transfer, issuance, prosecution, and maintenance of all intellectual property rights therein, and to perfect the transfer of the Product Intellectual Property in the Product Territory, in each case to the fullest extent permitted by law. The power of attorney is coupled with an interest and shall not be impacted by a Titan’s subsequent incapacity.

5.            As of the date hereof, the aggregate liabilities of Titan (excluding any liabilities for Obligations owing under the Loan Agreement and the other Loan Documents) do not exceed Three Million Dollars ($3,000,000).

6.            Reinstatement. Notwithstanding anything to the contrary contained herein, Titan acknowledges and agrees that if, at any time on or after the date hereof, all or any portion of the Settlement Consideration is avoided, rescinded, set aside or otherwise must be returned or repaid by any recipient whether in any bankruptcy, reorganization, insolvency or similar proceeding involving Titan (a) the Obligations and indebtedness of Titan to the Collateral Agent and the Lenders (net of the amount of the Settlement Consideration which is not so avoided, rescinded, set aside or otherwise returned or repaid by any such recipient), and any such liens in respect thereof released pursuant to this Agreement, shall be reinstated and shall be enforceable against Titan and any of its successors and assigns and (b) Sections 3(a)(w), 3(a)(x) and 3(a)(y) above shall be deemed ineffective. In such event, Titan shall remain liable to such recipient for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the recipient, with interest accruing thereon from and after the date such amount is so repaid or recovered. The provisions of this paragraph shall remain in full force and effect regardless of any termination of the Obligations owing under the Loan Agreement and the other Loan Documents.

7.            This Agreement may be executed in separate counterparts, which, together, shall constitute one and the same agreement. Any signature delivered by a party electronically or by facsimile shall be deemed to be an original signature hereto.

8.            This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement. Neither of the Creditor Parties nor Titan has made to the other party, with respect to the subject matter of this Agreement, any promise, representation or warranty, oral or written, express or implied in fact or by law except as set forth in this Agreement. No party is entering into this Agreement in reliance upon, or is concerned with the accuracy or completeness of anything, oral or written, expressed or given to it by any other party, except as set forth in this Agreement.

9.            If, at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held to be illegal, void, or unenforceable by a court of competent jurisdiction, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

10.          This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors, assigns, licensees, heirs, executors, administrators and legal representatives.

11.          Notwithstanding any other terms herein, in the event that Titan has not completed the Equity Financing and delivered the Settlement Consideration to Lenders as provided herein prior to December 31, 2020 (the “Outside Date”), this Agreement, except for Section 4(a) and Section 4(c) hereof which shall survive and remain in full force and effect regardless of whether or not the Equity Financing or the delivery of the Settlement Consideration occurs, shall terminate void ab initio and such failure to complete the Equity Financing and deliver the Settlement Consideration to Lenders as provided herein shall immediately constitute a Specified Breach under the Loan Agreement. In such case, all Obligations owed by Titan to Creditor Parties under the Loan Agreement and the other Loan Documents (including, for the avoidance of doubt, all accrued and unpaid interest from the date of this Agreement to and including the Outside Date), all security interest granted to the Collateral Agent or any Lender and all liens with respect to any Collateral, in each case, under the Loan Agreement and the other Loan Documents shall remain unaffected and shall immediately become enforceable against Titan in accordance with the terms of the Loan Agreement and the other Loan Documents.

12.          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, SITTING IN THE CITY OF NEW YORK AND BOROUGH OF MANHATTAN AND FURTHER CONSENT THAT ANY PROCESSOR NOTICE OR OTHER APPLICATION TO ANY COURT OR A JUDGE THEREOF MAY BE SERVED WITHIN OR WITHOUT THE STATE OF NEW YORK BY CERTIFIED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

13.          No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Titan and Molteni; provided, however, that notwithstanding the foregoing, any amendment to the rights or obligations of Horizon shall require the consent of Horizon. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

14.          It is acknowledged and agreed that this document constitutes a “Loan Document” for purposes of Section 10.3 (Indemnification and Waiver of the Loan Agreement).

[Signature pages follow]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date set forth below.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Marc Rubin
Name: Marc Rubin
Title: Executive Chairman

HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: CEO

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:
Name: Bruno De Bortoli
Title: Managing Director

ANNEX 1

DEFINITIONS

“Data” means any and all research data, pharmacology data, preclinical data, clinical data, medical chemistry, commercial, marketing, process development, manufacturing and other data or information, including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety data, in each case generated from clinical or non-clinical studies, research or testing specifically related or directed to the Compound, Semi-Finished Product and/or the Final Product(s) (in each case, as defined in the Molteni APA), in each case, in the Product Territory, together with all documentation submitted, or required to be submitted, to any regulatory or governmental authority in the Product Territory.

“Intellectual Property Related Documentation” means each of the following in paper, digital or other form: (a) all letters patent relating to the patents and patent applications included in the Product Intellectual Property; (b) all assignment agreements relating to the Product Intellectual Property; (c) the prosecution files and dockets relating to any of the Product Intellectual Property, including all written communications provided to or received from any governmental authority, original granted patents, trademark certificates of registration, and patent or trademark prosecution files held by prosecuting attorneys, in each case relating thereto; (d) all documents and materials evidencing dates of invention, including dates of conception and reduction to practice, in respect of the patents and patent applications included in the Product Intellectual Property, (e) litigation files to the extent relating to actions, suits or proceedings brought or considered to be brought for infringement or misappropriation of the Product Intellectual Property; (f) infringement claim charts for the patents and patent applications included in the Product Intellectual Property prepared by or for the Titan (if any); and (g) all books, records, files, ledgers or similar documents used by Titan to track, organize or maintain the Product Intellectual Property, including any dossier, in each case in the Product Territory.

“Know-How” means any non-public information, ideas, inventions, works of authorship, trade secrets, technology, or materials, including formulations, molecules, assays, reagents, compounds, compositions, human or animal tissue, samples or specimens, and combinations or components thereof, whether or not proprietary or patentable, and whether stored or transmitted in oral, documentary, electronic or other form, in each case, in the Product Territory.

“Product” means, collectively, the Product, Compound, Semi-Finished Product and/or the Final Product(s) (each as defined in the Molteni APA).

“Product Territory” means anywhere in the world, excluding the United States and Canada.

“Regulatory Documents” means all dossiers, filings, applications, modifications, amendments, notifications, supplements, revisions, reports, submissions, authorizations, registrations, and approvals, including any IND or NDA, and any reports or amendments necessary to maintain Regulatory Approvals (in each case, as defined in the Molteni APA) in the Product Territory.

EXHIBIT A

FORM OF BILL OF SALE

EXHIBIT B

LIST OF FIXTURES, EQUIPMENT AND OTHER ASSETS HELD BY DPT

EXHIBIT C

[FORMS OF IP ASSIGNMENTS]

EXHIBIT D

LIST OF PATENTS AND PATENT APPLICATIONS

EXHIBIT E

LIST OF TRADEMARKS AND TRADEMARK APPLICATIONS

EXHIBIT F

[FORMS OF IP RELEASES]